EXHIBIT 10.45

SECURITY AGREEMENT

The undersigned, BioDrain Medical, Inc., a Minnesota corporation with a place of business and executive office located at 699 Minnetonka Highlands Lane, Orono, Minnesota 55356-9728, (hereinafter referred to as “Debtor”) hereby grants to the Purchasers listed on Schedule A to that certain Secured Convertible Note Purchase Agreement dated as of the date of this Agreement (hereinafter called the “Secured Party”), a security interest in and agrees and acknowledges that Secured Party has and will continue to have a security interest in the following:

(A)           All of Debtor’s inventory of whatever name, nature, kind or description, all Debtor’s goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by the Debtor, parts, supplies, all wrapping, packaging, advertising, labeling, and shipping materials, devices, names and marks, all contract rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by the Debtor (all of which is sometimes hereinafter referred to as “Inventory”);

(B)           All of the Debtor’s presently owned and hereafter acquired equipment, machinery, furniture, fixtures and all other tangible personal property of whatsoever kind or nature, together with all proceeds thereof, additions and accessions thereto or replacements thereof or substitutions therefor (all of which is sometimes hereinafter referred to as “Equipment”);

(C)           All of the Debtor’s accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to the Debtor for goods sold by it or for services rendered by it, or however otherwise established or created, all guaranties and security therefor, all right, title and interest of the Debtor in the goods or services which gave rise thereto, including rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Debtor (all of which are sometimes hereinafter referred to as “Accounts”);

(D)           All of the Debtor’s general intangibles, including without limitation, names, goodwill, trade secrets, copyrights, trademarks, trademark applications, tradenames, patents, patent applications, licenses, other intellectual property, permits, governmental approvals, deposit accounts, tax refunds, claims under insurance policies (whether or not proceeds from Collateral), other rights to payment, rights of setoff, choses in action, rights under judgments, computer programs and software, contract rights, and all contracts and agreements to, or of which it is a party or beneficiary, and all intangible personal property of whatsoever kind or nature now owned by the Debtor as well as any and all thereof that may be hereafter acquired and in and to all proceeds thereof;

(E)           All of the Debtor’s books and records, as they exist from time to time, relating to (A) through (D) above, inclusive;

(F)           All other assets of every nature and description, whether it be now existing or hereafter arising and whether now or hereafter belonging to the Debtor;

(all hereinafter sometimes collectively referred to as “Collateral”); to secure the payment of all sums due or which may become due under certain Secured Convertible Notes, due April __, 2008, of the Debtor in the original aggregate principal amount of One Hundred Fifty Thousand Dollars ($150,000), such notes being issued pursuant to a certain Secured Convertible Note Purchase Agreement (the “Purchase Agreement”) by and between the Debtor and Secured Party of even date herewith (hereinafter sometimes collectively referred to as “Obligation” or “Obligations”).

I.              WARRANTIES AND COVENANTS.

The Debtor hereby warrants and covenants that:

(A)           The Equipment and Inventory are used primarily for business purposes.

(B)           The Equipment and Inventory of the Debtor will be kept at the Debtor’s places of business, set forth above.

(C)           Except for the security interest granted hereby the Debtor is the owner of its presently owned Collateral and will be the owner of its Collateral hereafter acquired free from any adverse lien, security interest or encumbrance, and the Debtor will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.

(D)           No financing statements covering any Collateral or any proceeds thereof are on file in any public office, and at the request of Secured Party, the Debtor will join with Secured Party in executing one or more (i) financing statements pursuant to the Uniform Commercial Code, (ii) title certificate lien application forms; and (iii) other documents necessary or advisable to perfect the security interests evidenced hereby, all in form satisfactory to Secured Party and the Debtor will pay the cost of filing the same or filing or recording this Agreement in all public offices wherever filing or recording is deemed by Secured Party to be necessary or desirable.

(E)           The Debtor will have and maintain insurance at all times with respect to all its Collateral against risks of fire (including so-called extended coverage), theft, embezzlement and such other risks as Secured Party may reasonably require containing such terms, in such form, for such periods and written by such companies as may be reasonably satisfactory to Secured Party.

(F)           The Debtor will upon request made by the Secured Party render to the Secured Party a list of all Accounts and a statement indicating the total dollar amount of the Accounts then outstanding.

(G)           The Debtor will keep its Collateral free from any adverse lien, security interest or encumbrances.  The Debtor will at all times keep accurate and complete records of its Accounts.  The Debtor shall immediately notify the Secured Party of any event causing material loss or depreciation in value of any of its Accounts and the amount of such loss or depreciation.

II.            ADDITIONAL RIGHTS AND ASSURANCES.

(A)           At the Secured Party’s request, the Debtor at its expense will promptly and duly execute and deliver such documents and assurances and take such actions as may be necessary or desirable or as the Secured Party may request in order to correct any defect, error or omission which may at any time be discovered or to more effectively carry out the intent and purpose of this Agreement and to establish, perfect and protect the Secured Party’s security interest, rights and remedies created or intended to be created hereunder.

(B)           Subject to the law of the State of Minnesota., the Secured Party will at any time following an occurrence of an Event of Default hereunder have the right to take physical possession of the Collateral and to maintain such possession on the Debtor’s premises or to remove the Collateral or any part thereof to such other places as the Secured Party may desire.  If the Secured Party exercises such right, the Debtor shall at its sole expense upon the Secured Party’s request assemble the same and make it available to the Secured Party at a place reasonably convenient to the Secured Party.

III.           EVENTS OF DEFAULT.

The Debtor shall be in default under this Agreement upon the happening of any of the following events or conditions (individually and collectively an “Event of Default”):

(A)           Failure by the Debtor to observe or perform any covenant or agreement referred to herein and, if no other grace or cure period is applicable thereto, the continuance of such failure for fifteen (15) business days;

(B)           Sale, transfer or assignment of any of the Collateral (including via an assignment of transfer of any interest of the Debtor) (except the sale of inventory in the ordinary course of business); or

(C)           An Event of Default (as defined in the Purchase Agreement or the Notes, or under any of the documents referred to therein) shall have occurred and is continuing and such Event of Default has not been annulled.

IV.           REMEDIES.

(A)           If an Event of Default occurs:

(1)           The Secured Party may declare all obligations secured hereby to be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived.

(2)           The Secured Party may exercise and shall have any and all rights and remedies accorded it by the Minnesota. Uniform Commercial Code or the Uniform Commercial Code as adopted in such state whose laws govern the disposition of certain Collateral.

(B)           No delay in accelerating the maturity of any obligation as aforesaid or in taking any other action with respect to any Event of Default or in exercising any rights with respect to the Collateral such affect the rights of the Secured Party later to take such action with respect thereto, and no waiver as to one Event of Default shall affect rights as to any other default.

V.            MISCELLANEOUS.

(A)           The Debtor irrevocably

(1)           agrees that any suit, action, or other legal proceeding arising out of this Agreement may be brought in the courts of record of the State of Minnesota. or the courts of the United States located in such state;

(2)           consents to the jurisdiction of each such court in any such suit; action or proceeding; and

(3)           to the extent permitted under applicable law, waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts and waives any right to a trial by jury in any of such courts.

(B)           In case any one or more of the provisions contained herein should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(C)           All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of the Debtor shall bind the successors or assigns of the Debtor.  All the provisions of this Agreement shall be construed by and administered in accordance with the local laws of the State of Minnesota..  This Agreement shall become effective when it is signed by the Debtor.  The Debtor acknowledges receipt of a copy of this Agreement.

(D)           In the absence of gross negligence or willful misconduct, neither the Secured Party nor any attorney-in-fact appointed hereunder shall be liable to the Debtor or any other person for any act or omission, any mistake of fact or any error of judgment in exercising any right or remedy granted herein.

REMAINDER OF PAGE INTENTIONALLY BLANK

IN WITNESS WHEREOF, THE DEBTOR HAS EXECUTED THIS AGREEMENT AS OF JULY __, 2007.

DEBTOR: BIODRAIN MEDICAL, INC.

By: /s/ Kevin Davidson Kevin Davidson, CEO

PURCHASER(S):

CORE FUND MANAGEMENT, LP
By: Cascade Management LLC
Its: General Partner

By:           /s/ David Baker
 David Baker, Manager